EXHIBIT 31.3

CERTIFICATION

I, Janelle Anderson, certify that:

1.	I have reviewed this Amendment No. 1 to annual report on Form 10-K/A of Fresh Vine Wine, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 2, 2022	/s/ Janelle Anderson
Janelle Anderson
Chief Executive Officer (Principal Executive Officer)